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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in Registration Statements No. 333-20549, No. 333-65459 and No. 333-38568 of Powerwave
Technologies, Inc. on Form S-8 and Registration Statement No. 333-81384 of Powerwave Technoloigies, Inc. on Form S-3 of our report dated January 17, 2002, appearing in this Annual Report on Form 10-K of Powerwave Technologies, Inc. for the year ended December 30, 2001.





DELOITTE & TOUCHE LLP

Costa Mesa, California
February 11, 2002